Exhibit 4.2

PROASSURANCE CORPORATION

AND

Wilmington Trust Company

as Trustee

FIRST SUPPLEMENTAL INDENTURE

Dated as of November 21, 2013

Supplement to Indenture dated as of November 21, 2013

FIRST SUPPLEMENTAL INDENTURE

This FIRST SUPPLEMENTAL INDENTURE, dated as of November 21, 2013 is entered into by and between PROASSURANCE CORPORATION, a Delaware corporation, as issuer (the “Company”), and WILMINGTON TRUST COMPANY, a Delaware banking corporation, as Trustee under the Indenture (as hereinafter defined) (the “Trustee”).

RECITALS

WHEREAS, the Company and the Trustee are parties to that certain Indenture dated as of November 21, 2013 (the “Indenture,” all capitalized terms used and not otherwise defined herein shall have the meanings set forth in the Indenture) providing for the issuance by the Company of senior debt securities from time to time;

WHEREAS, the Company desires to issue a new series of Securities under the Indenture, and has duly authorized the creation and issuance of such new series of Securities and the execution and delivery of this First Supplemental Indenture to modify the Indenture and provide certain additional provisions as hereinafter described;

WHEREAS, the Company and the Trustee deem it advisable to enter into this First Supplemental Indenture for the purposes of establishing the terms of such series of Securities;

WHEREAS, the execution and delivery of this First Supplemental Indenture has been authorized by a Board Resolution;

WHEREAS, concurrent with the execution hereof, the Company has delivered an Officers’ Certificate and has caused its counsel to deliver to the Trustee an Opinion of Counsel; and

WHEREAS, all things necessary to make this First Supplemental Indenture a valid agreement of the Company in accordance with its terms have been done, and the execution and delivery thereof have been in all respects duly authorized by the parties hereto.

NOW, THEREFORE, for and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually agreed, for the equal and proportionate benefit of all Holders of the Notes (as hereinafter defined), as follows:

ARTICLE 1

Creation Of The Notes

Section 1.1 Designation of Series. Pursuant to the terms hereof and Section 3.1 of the Indenture, the Company hereby creates a series of Securities designated as the “5.30% Senior Notes due 2023” (the “Notes”), which Notes shall be deemed “Securities” for all purposes under the Indenture.

Section 1.2 Form of Note; Denomination. The Notes shall be substantially in the form set forth in Exhibit A attached hereto, which is incorporated herein and made part hereof, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by the Indenture or any supplemental indenture to the Indenture and may have such letters, numbers, or other marks of identification or designation and such legends or endorsements thereon as the officers executing the same may determine and as are not inconsistent with the Indenture and this First Supplemental Indenture. The Stated Maturity of the principal amount of the Notes shall be November 15, 2023. The Company will issue the Notes in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The initial CUSIP number for the Notes is 74267C AC0.

Section 1.3 No Limit on Amount of Series. The Notes are to be issued initially in an aggregate principal amount not exceed U.S. $250,000,000 in aggregate principal amount, and may, upon the execution and delivery of this First Supplemental Indenture or from time to time thereafter, be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said Notes upon a Company Order and delivery of an Officers’ Certificate and Opinion of Counsel as contemplated by Section 3.3 of the Indenture. Notwithstanding the preceding sentence, additional Securities without limitation as to amount, having substantially the same terms as the Notes (except a different issue date, a different issue price, and bearing interest from the last Interest Payment Date to which interest has been paid or duly provided for on the Notes, and, if no interest has been paid, November 21, 2013), may be issued by the Company pursuant to the Indenture without the consent of existing Holders of the Notes; provided that such additional Securities must be part of the same issue as the Notes for United States federal income tax purposes. Any such additional Securities shall be part of the same series as the Notes.

Section 1.4 Interest. The Company shall pay interest on the aggregate principal amount of the Notes at 5.30% per annum until the principal amount of the Notes is paid or made available for payment.

The Company shall pay interest, semi-annually in arrears on May 15 and November 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day, commencing on May 15, 2014 (each an “Interest Payment Date”), and such interest shall be paid to the Person in whose name the Note is registered at the close of business on the Regular Record Date (whether or not a Business Day) immediately preceding the Interest Payment Date. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from November 21, 2013. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal from time to time on demand at a rate equal to the per annum rate on the Notes then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

Interest, including interest payable at Stated Maturity, shall be payable at the office of the Company maintained by the Company for such purposes in Wilmington, Delaware, which shall initially be the Corporate Trust Office of the Trustee, and may, as the Company shall specify to the Paying Agent in writing by each Regular Record Date, be paid either (i) by check mailed or delivered to the Holders of the Notes at their respective addresses set forth in the Security Register or (ii) by wire transfer of immediately available funds to an account previously specified in writing by the Holder to the Company and the Trustee; provided, however, that payments to the Depositary will be made by wire transfer of immediately available funds to the account of the Depositary or its nominee.

Maturity or redemption of a Note will cause interest to cease to accrue on such Note. The Company cannot reissue a Note that has matured, redeemed or otherwise been cancelled, except for registration of transfer, exchange or replacement of such Note.

Section 1.5 Certificate of Authentication. The Trustee’s certificate of authentication to be borne on the Notes shall be substantially as provided in the Form of Note attached hereto as Exhibit A.

Section 1.6 No Sinking Fund; Additional Amounts. Article Twelve of the Indenture shall not apply to the Notes and no sinking fund will be provided with respect to the Notes. Section 10.4 of the Indenture shall not apply to the Notes and no Additional Amounts will be paid with respect to the Notes.

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Section 1.7 Issuance in Global Form. The Notes shall be issued as one or more Global Notes, representing the aggregate principal amount of the Notes, and shall be deposited with the Trustee as custodian for the Depositary. The Notes shall be registered in the name of Cede & Co., or other nominee of the Depositary. The Company will issue the Notes in definitive certificated form if the Depositary notifies the Company that it is unwilling or unable to continue as depositary or the Depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, and a successor depositary is not appointed by us within 90 days. In addition, beneficial interests in a global note may be exchanged for definitive certificated Notes upon request by or on behalf of the Depositary in accordance with customary procedures following the request of a beneficial owner seeking to exercise or enforce its rights under such Notes.

Section 1.8 Other Terms Of Notes. The provisions of Article Fourteen “Defeasance and Covenant Defeasance” of the Indenture shall apply to all Notes (including any additional Notes issued from time to time). The other terms of the Notes shall be as expressly set forth in Article 1, Article 2 and Article 3 hereof and Exhibit A hereto.

Section 1.9 Other Provisions. The Corporate Trust Office of the Trustee is the Initial Place of Payment and the office where Notes may be surrendered for registration of transfer or exchange and where notices or demands to or upon the Company in respect of the Notes and the Indenture may be delivered.

The words “herein”, “hereof” and “hereunder” and other words of similar import refer to this First Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision.

Section 1.10 Additional Definitions. For purposes of this First Supplemental Indenture, the following terms shall have the following definitions:

“Calculation Date” means, with respect to any Redemption Date, the third Business Day immediately preceding the Redemption Date.

“Comparable Treasury Issue” means the U.S. Treasury security selected by the Independent Investment Banker as having a maturity comparable to the remaining term (“Remaining Life”) of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the Remaining Life.

“Comparable Treasury Price” means, with respect to any Redemption Date, (1) the average of five Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (2) if the Independent Investment Banker obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations.

“Depositary” means The Depository Trust Company, 55 Water Street, New York, New York.

“Global Note” means a Security that evidences all or part of the Notes and bears the legend set forth in the Form of Note attached hereto as Exhibit A.

“Independent Investment Banker” means Goldman, Sachs & Co., Wells Fargo Securities, LLC, and U.S. Bancorp Investments, Inc., as specified by the Company, or, if these firms are unwilling or unable to select the Comparable Treasury Issue, an independent investment banking institution of national standing appointed by the Company.

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“Interest Payment Date” has the meaning set forth in Section 1.4 of this First Supplemental Indenture.

“Reference Treasury Dealer” means (1) Goldman, Sachs & Co.; (2) a primary U.S. government securities dealer in New York City (a “Primary Treasury Dealer”) selected by Wells Fargo Securities, LLC; (3) a Primary Treasury Dealer selected by U.S. Bancorp Investments, Inc.; (4) the respective successors of the Primary Treasury Dealers set forth in (1), (2) and (3), provided, however, that if any of the foregoing shall cease to be a Primary Treasury Dealer, the Company will substitute therefor another Primary Treasury Dealer and (5) any two other Primary Treasury Dealers selected by the Company.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker at 5:00 p.m., New York City time, on the Calculation Date.

“Regular Record Date” means the close of business on each of May 1, and November 1, of each year whether or not such day is a Business Day.

“Treasury Rate” means, with respect to any Redemption Date, (i) the yield, under the heading which represents the average for the week immediately preceding the Calculation Date, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded U.S. Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the Remaining Life, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue will be determined and the Treasury Rate will be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month); or (ii) if such release (or any successor release) is not published during the week immediately preceding the Calculation Date or does not contain such yields, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

ARTICLE 2

Redemption Of Notes

Pursuant to Section 3.1(6) of the Indenture, so long as any of the Notes are outstanding, the following provisions shall be applicable to the Notes:

Section 2.1 Optional Redemption by the Company.

(a) At any time and from time to time, the Notes may be redeemed at the option of the Company for cash, in whole or in part, upon notice as set forth in Section 11.4 of the Indenture, at a redemption price equal to the greater of (a) 100% of the principal amount of the Notes then outstanding to be redeemed or (b) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed (not including any portion of such payments of interest accrued to the Redemption Date) discounted to the date of redemption on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable Treasury Rate plus 40 basis points, plus, in each case (a) and (b), accrued and unpaid interest on the principal amount of the Notes being redeemed to but excluding the Redemption Date (the “Redemption Price”). The date of any such redemption is known as the “Redemption Date”. The Treasury Rate will be calculated on the third Business Day immediately preceding the Redemption Date.

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Notwithstanding the foregoing, installments of interest on Notes that are due and payable on Interest Payment Dates falling on or prior to a Redemption Date will be payable on the Interest Payment Date to the registered Holders as of the close of business on the relevant Regular Record Date.

If the Company redeems fewer than all of the outstanding Notes, the Trustee will select the Notes to be redeemed in accordance with the provisions of Section 11.3 of the Indenture.

The Notes will be redeemed in integral multiples of $1,000 principal amount; provided, however, that no Notes in a principal amount of $2,000 or less will be redeemed in part.

The Company may not give notice of any redemption if the Company has defaulted in payment of interest and the default is continuing.

(b) At or prior to the time of giving of any notice of redemption to the Holders of any Notes to be redeemed, the Company shall deliver an Officers’ Certificate to the Trustee setting forth the calculation of the Redemption Price applicable to such redemption. The Trustee shall be under no duty to inquire into, may conclusively presume the correctness of, and shall be fully protected in relying upon, the Redemption Price as so calculated by the Company and set forth in such Officers’ Certificate

Section 2.2 Applicability of Article. Redemption of the Notes at the election of the Company, as permitted by any provision of the Notes or this First Supplemental Indenture, shall be made in accordance with such provision, Article Eleven of the Indenture and this Article 2.

ARTICLE 3

Events of Default

Section 3.1 Events of Default. Section 5.1(2) of the Indenture is hereby amended in its entirety with respect to the Notes, to read as follows:

(2)	default in the payment of the principal of (or premium, if any, on) or redemption price of any Note when it becomes due and payable at its Maturity; or

ARTICLE 4

Miscellaneous

Section 4.1 Application of First Supplemental Indenture. Each and every term and condition contained in this First Supplemental Indenture that modifies, amends or supplements the terms and conditions of the Indenture shall apply only to the Notes created hereby and not to any future series of Securities established under the Indenture. Except as specifically amended and supplemented by, or to the extent inconsistent with, this First Supplemental Indenture, the Indenture shall remain in full force and effect and is hereby ratified and confirmed.

Section 4.2 Effective Date. This First Supplemental Indenture shall be effective as of the date first above written and upon the execution and delivery hereof by each of the parties hereto.

Section 4.3 Counterparts. This First Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

Section 4.4 Governing Law. This First Supplemental Indenture and the Notes shall be governed by and construed in accordance with the law of the State of New York, without regard to principles of conflicts of laws. This First Supplemental Indenture is subject to the provisions of the Trust

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Indenture Act that are required to be part of the Indenture and shall, to the extent applicable, be governed by such provisions. If any provision of this First Supplemental expressly modifies or excludes any provision of the TIA that may be so modified or excluded, the First Supplemental Indenture provision so modifying or excluding such provision of the TIA shall be deemed to apply.

Section 4.5 Trust Indenture Act. If any provision in this First Supplemental Indenture limits, qualifies or conflicts with another provision hereof that is required to be included under the TIA, such required provision shall control.

Section 4.6 Separability Clause. In case any provision in this First Supplemental Indenture or in any Note shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

[Signature page follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed by their respective officers hereunto duly authorized, all as of the day and year first above written.

PROASSURANCE CORPORATION

By:	/s/ W. Stancil Starnes
Name:	W. Stancil Starnes
Title:	Chief Executive Officer and President

WILMINGTON TRUST COMPANY, as Trustee

By:	/s/ Michael G. Oller, Jr.
Name:	Michael G. Oller, Jr.
Title:	Assistant Vice President

[Signature Page to First Supplemental Indenture]

Exhibit A

Form of Note

5.30% Senior Notes due 2023

If the registered owner of this security is The Depository Trust Company or a nominee thereof, the following legend is applicable: THIS SECURITY IS IN GLOBAL FORM WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY (AS HEREINAFTER DEFINED) OR A NOMINEE OF THE DEPOSITARY OR A SUCCESSOR DEPOSITARY. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (THE “DEPOSITARY,” OR “DTC”) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

CUSIP: 74267C AC0	$
ISIN: US74267CAC01

PROASSURANCE CORPORATION, a Delaware corporation, promises to pay to Cede & Co. or registered assigns, the principal amount of                                                           and no/100 Dollars ($                            ) on November 15, 2023.

Interest Payment Dates: May 15 and November 15, commencing May 15, 2014.

Regular Record Dates: May 1 and November 1.

Reference is hereby made to the further provisions of this Security set forth on the reverse side of this Security, which further provisions shall for all purposes have the same effect as if set forth at this place.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

PROASSURANCE CORPORATION

By:
Name:
Title:

Dated:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series referred to in the within-mentioned Indenture:

Wilmington Trust Company, as Trustee

By:
as Authenticating Agent

By:
Authorized Officer

5.30% Senior Notes due 2023

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1. INTEREST. ProAssurance Corporation, a Delaware corporation (the “Company”) promises to pay interest on the principal amount of the Notes at 5.30% per annum until the principal amount of the Notes is paid or made available for payment. The Company shall pay interest, semi-annually in arrears on May 15 and November 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an “Interest Payment Date”), commencing on May 15, 2014. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from November 21, 2013. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal from time to time on demand at a rate equal to the per annum rate on the Notes then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2. METHOD OF PAYMENT. Except as provided below, interest will be paid (i) on any Global Notes to DTC by wire transfer of immediately available funds to the account of DTC or its nominee and (ii) on any definitive Notes (A) by check mailed or delivered to the Holders of the Notes at their respective addresses set forth in the Security Register or (B) by wire transfer of immediately available funds to an account previously specified in writing by the Holder to the Company and the Trustee.

The Company may pay interest, including interest payable at Stated Maturity, on definitive Notes at the Company’s office or agency in Wilmington, Delaware, which initially will be the Corporate Trust Office of the Trustee in Wilmington, Delaware.

Principal on definitive Notes will be payable, upon Stated Maturity or when due, at the office or agency of the Company in Wilmington, Delaware, maintained for such purpose, initially the Corporate Trust Office of the Trustee in Wilmington, Delaware.

Subject to the terms and conditions of the Indenture, the Company will make payments in cash in respect of Redemption Prices and at Stated Maturity to Holders who surrender Notes to a Paying Agent to collect such payments in respect of the Notes. The Company will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts.

3. PAYING AGENT AND SECURITY REGISTRAR. Initially, Wilmington Trust Company will act as Paying Agent and Security Registrar. The Company may appoint and change any Paying Agent, Security Registrar or co-registrar without notice, other than notice to the Trustee. The Company or any of its Subsidiaries or any of their Affiliates may act as Paying Agent, Security Registrar or co-registrar.

4. INDENTURE. The Company issued the Notes under an Indenture, dated as of November 21, 2013 (the “Base Indenture”), as supplemented by the First Supplemental Indenture dated as of November 21, 2013 (the “First Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), between the Company and Wilmington Trust Company, as trustee (the “Trustee”). The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. The Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of such terms. The Notes issued under the Indenture are general unsecured obligations of the Company initially limited to $250,000,000 in aggregate principal amount. Notwithstanding the preceding sentence, additional Securities without limitation as to amount, having substantially the same terms as the Notes (except a different issue date, a different issue price, and bearing interest from the last Interest Payment Date to which interest has been paid or duly provided for on the Notes, and, if no interest has been paid, November 21, 2013), may be issued by the Company pursuant to the Indenture without the consent of existing Holders of the Notes; provided, that such additional Securities must be part of the same issue as the Notes for United States federal income tax purposes. Any such additional Securities shall be part of the same series as the Notes.

5. OPTIONAL REDEMPTION. At any time and from time to time, the Company may redeem in cash any portion of the Notes, in whole or in part, at a Redemption Price equal to the greater of (a) 100% of the principal amount of the Notes then outstanding to be redeemed or (b) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed (not including any portion of such payments of interest accrued to the date of redemption) discounted to the Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable Treasury Rate plus 40 basis points, plus, in each case (a) and (b), accrued and unpaid interest on the principal amount of the Notes being redeemed to but excluding the Redemption Date (the “Redemption Price”). The date of any such redemption is known as the “Redemption Date”. The Treasury Rate will be calculated on the third Business Day immediately preceding the Redemption Date.

As used in this Note the following terms have the definitions set forth herein:

“Calculation Date” means, with respect to any Redemption Date, the third Business Day immediately preceding the Redemption Date.

“Comparable Treasury Issue” means the U.S. Treasury security selected by the Independent Investment Banker as having a maturity comparable to the remaining term (“Remaining Life”) of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the Remaining Life.

“Comparable Treasury Price” means, with respect to any Redemption Date, (1) the average of five Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (2) if the Independent Investment Banker obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations.

“Independent Investment Banker” means Goldman, Sachs & Co., Wells Fargo Securities, LLC and U.S. Bancorp Investments, Inc., as specified by the Company, or, if these firms are unwilling or unable to select the Comparable Treasury Issue, an independent investment banking institution of national standing appointed by the Company.

“Reference Treasury Dealer” means (1) Goldman, Sachs & Co.; (2) a primary U.S. government securities dealer in New York City (a “Primary Treasury Dealer”) selected by Wells Fargo Securities, LLC; (3) a Primary Treasury Dealer selected by U.S. Bancorp Investments, Inc.; (4) the respective successors of the Primary Treasury Dealers set forth in (1), (2) and (3), provided, however, that if any of the foregoing shall cease to be a Primary Treasury Dealer, the Company will substitute therefor another Primary Treasury Dealer and (5) any two other Primary Treasury Dealers selected by the Company.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker at 5:00 p.m., New York City time, on the Calculation Date.

“Treasury Rate” means, with respect to any Redemption Date, (i) the yield, under the heading which represents the average for the week immediately preceding the Calculation Date, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded U.S. Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the Remaining Life, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue will be determined and the Treasury Rate will be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month); or (ii) if such release (or any successor release) is not published during the week immediately preceding the Calculation Date or does not contain such yields, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

In the event the Company redeems less than all of the outstanding Notes, the Notes to be redeemed shall be selected by the Trustee in accordance with Section 11.3 of the Indenture. The Company may not give notice of any redemption if the Company has defaulted in payment of interest and the default is continuing.

6. NOTICE OF REDEMPTION. Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of the Notes to be redeemed at such Holder’s address of record. The Notes in denominations larger than $2,000 may be redeemed in part but only in integral multiples of $1,000. No Notes in a principal amount of $2,000 or less will be redeemed in part. On and after redemption of a Note pursuant to Section 5 of this Note, interest shall cease to accrue on such Note.

7. NO MANDATORY REDEMPTION. The Company shall not be required to make mandatory redemption payments with respect to the Notes. There are no sinking fund payments with respect to the Notes.

8. DENOMINATIONS; TRANSFER; EXCHANGE. The Notes are in registered form without coupons in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Security Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture.

9. PERSONS DEEMED OWNERS. The registered Holder of this Note may be treated as its owner for all purposes.

10. AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions set forth in the Indenture, (i) the First Supplemental Indenture or the Notes may be amended with the written consent of the Holders of a majority in aggregate principal amount of the outstanding Notes and all other outstanding Securities issued under the Indenture affected thereby (voting together as a single class) at the time outstanding and (ii) certain defaults under the First Supplemental Indenture or the Notes may be waived with the written consent of the Holders of a majority in aggregate principal amount of the Notes at the time outstanding. Without the consent of any Holder of the Notes, the First Supplemental Indenture or the Notes may be amended or supplemented, in addition to other events more fully described in the Indenture, to cure any ambiguity or inconsistency, to establish the form or terms of the Securities, to evidence the succession of another corporation to the Company and the assumption by any such successor of the covenants of the Company contained in the Indenture, to secure the Securities, and to make any change that does not materially adversely affect the interests of any Holder under the Indenture.

11. DEFAULTS AND REMEDIES. If any Event of Default with respect to the Notes shall occur and be continuing, the principal of all the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

12. TRUSTEE DEALINGS WITH COMPANY. Subject to certain limitations imposed by the Trust Indenture Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

13. NO RECOURSE AGAINST OTHERS. A director, officer, employee, incorporator or shareholder of the Company, as such, shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability including any rights against any such person in its capacity relating to the Company. The waiver and release are part of the consideration for the issuance of the Notes.

14. AUTHENTICATION. This Security shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

15. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (=Uniform Gifts to Minors Act).

16. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

17. UNCLAIMED MONEY OR SECURITIES. The Trustee and the Paying Agent shall return to the Company upon written request any money or securities held by them for the payment of any amount with respect to the Notes that remains unclaimed for two years, subject to applicable laws. After return to the Company, Holders entitled to the money or securities must look to the Company for payment as general creditors, subject to applicable laws.

18. DEFEASANCE; Discharge. The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Note or certain restrictive covenants and certain Events of Default with respect to this Note, in each case upon compliance with certain conditions set forth in the Indenture. The Indenture is subject to satisfaction and discharge in accordance with Article Four of the Indenture “Satisfaction and Discharge.”

19. GOVERNING LAW. THE INDENTURE AND THE NOTES WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture which has in it the text of this Security in larger type. Requests may be made to:

Frank B. O’Neil

Senior Vice President of Corporate Communications and Investor Relations

ProAssurance Corporation

100 Brookwood Place

Birmingham, AL 35209

Tel: (205) 877-4400

E-mail: foneil@proassurance.com

ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax ID no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint                                          agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date:	Your Signature:	(Sign exactly as your name appears
on the other side of this Security)

Signature Guarantee”:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantee acceptable to the Trustee)

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